UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52170	20-5997364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 642-3700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective September 2, 2008, Arthur K. Harrell resigned as the Executive Vice President of Sales of InnerWorkings, Inc. (the “Company”). Mr. Harrell will continue to provide account development services to the Company as an independent contractor for a period of six months (which period may be extended upon the mutual agreement of Mr. Harrell and the Company).

(c) Effective September 2, 2008, the Company appointed Ryan G. Irwin, age 42, as its Executive Vice President of Sales. From September 2002 through August 2008, Mr. Irwin held various positions at Ariba, Inc., a provider of on-demand spend management solutions, and most recently served as its Vice President of North American Enterprise Sales. Mr. Irwin holds a bachelor’s degree from the University of Detroit and is a graduate of the Executive Scholar Program at Northwestern University’s Kellogg Graduate School of Management. Mr. Irwin will receive an initial base salary of $250,000 per annum and will be eligible for an annual performance bonus under the InnerWorkings Annual Incentive Plan. Mr. Irwin’s annual target bonus amount will initially be equal to 30% of his base salary. The Company has also agreed to grant Mr. Irwin $1,333,000 in stock-based compensation, consisting of 50% in common stock options, which will vest ratably over a four-year period, and 50% in restricted shares of common stock, which also will vest ratably over a four-year period. These awards will also be subject to the Company’s standard terms and conditions for stock option and restricted stock grants.

(d) On August 28, 2008, the Company issued a press release announcing that, effective September 2, 2008, Charles K. Bobrinskoy and Eric P. Lefkofsky had been appointed to the Company’s Board of Directors. Mr. Bobrinskoy is the Vice Chairman, Director of Research at Ariel Investments. Additionally, he is a Co-Portfolio Manager of Ariel Focus Fund, a concentrated portfolio investing in mid-to-large cap companies. In connection with Mr. Bobrinskoy’s appointment, he was granted options to purchase 50,000 shares of the Company’s common stock at an exercise price of $11.86 per share. These options will vest ratably over a five-year period and are also subject to the Company’s standard terms and conditions for stock option grants. Mr. Lefkofsky is a founder of the Company and is currently the President of Blue Media, LLC, a Chicago-based private equity and consulting firm focused on applied technology. Messrs. Bobrinskoy and Lefkofsky’s committee assignments have not yet been determined. A copy of the press release announcing the appointments of Messrs. Bobrinskoy and Lefkofsky is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release dated August 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: September 8, 2008	By:	/s/ Joseph M. Busky
	Name:	Joseph M. Busky
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 28, 2008.